UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 OR 15(d) of The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported)  December 15, 2011

Comfort Systems USA, Inc.

(Exact name of registrant as specified in its charter)

Delaware	1-13011	76-0526487
(State or other jurisdiction	(Commission	(IRS Employer
of incorporation)	File Number)	Identification No.)

675 Bering, Suite 400 Houston, Texas	77057
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code (713) 830-9600

(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐            Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐            Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐            Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐            Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

(e)           On December 15, 2011, the Compensation Committee of the Board of Directors of the Company (the “Compensation Committee”) adopted the 2012 Senior Management Annual Performance Plan. The Named Executive Officers in 2012 will be Mr. Brian E. Lane, President and Chief Operating Officer; Mr. William George, III, Executive Vice President and Chief Financial Officer; Ms. Julie S. Shaeff, Senior Vice President and Chief Accounting Officer; and Mr. Trent T. McKenna, Vice President and General Counsel. The Company anticipates that the Board will name Mr. Lane as the Company’s next Chief Executive Officer upon William F. Murdy’s retirement as Chief Executive Officer on December 29, 2011.

2012 Incentive Compensation Plan for Executive Officers

The annual incentive compensation for the Named Executive Officers is provided under a shareholder approved plan intended to satisfy the requirements for deductibility of performance-based compensation under Section 162(m) of the Internal Revenue Code.  The plan consists of two distinct elements.  The first element of the plan rewards the senior executives of the Company for obtaining profitable results as well as certain earnings per share (“EPS”) target thresholds (the “Objective Bonus”).  The second element of the plan rewards the achievement of certain performance metrics individualized for each executive (the “Subjective Bonus”).

For the Objective Bonus, the Compensation Committee has set a bonus range based on a target that is correlated with the Company’s annual EPS.  The range for the Objective Bonus for Messrs. Lane and George will be 20 percent to 150 percent of 90 percent of their respective annual base salaries.  For Ms. Shaeff and Mr. McKenna the range for the Objective Bonus will be 20 percent to 150 percent of 40 percent of their respective annual base salary.  The Objective Bonus is 0 until a certain EPS threshold is met; it then scales from 20 percent to 50 percent on a straight-line basis as it moves from 60 percent of the EPS target to 100 percent of the EPS target.  Should the Company’s performance exceed the EPS target, it then scales from 50 percent to 150 percent on a straight-line basis as it moves from 100 percent of the EPS target to 300 percent of the EPS target.  With regard to the Subjective Bonus, each executive is reviewed individually and at the sole discretion of the Compensation Committee is awarded a bonus within a set range of potential outcomes based on a percentage of annual base salary.  For Messrs. Lane and George, the range is 0 to 100 percent of 10 percent of annual base salary; for Ms. Shaeff and Mr. McKenna, the range is 0 to 100 percent of 20 percent of annual base salary.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

COMFORT SYSTEMS USA, INC.

By:	/s/ Trent T. McKenna
Trent T. McKenna, Vice President and General Counsel

Date:  December 16, 2011